EXHIBIT 99.9

FORM OF NOTICE OF WITHDRAWAL
PREVIOUSLY TENDERED SHARES OF CLASS A COMMON STOCK

OF

CAPITOL DEVELOPMENT BANCORP LIMITED III
PURSUANT TO THE OFFER TO EXCHANGE DATED AUGUST 12, 2009, AS AMENDED SEPTEMBER 15, 2009

OF

CAPITOL BANCORP LTD.

The undersigned acknowledges receipt of the Prospectus Offer to Exchange dated September 23, 2009 of Capitol Bancorp Ltd., a Michigan corporation (“Capitol”) as supplemented and amended by the Offer to Exchange and the supplement to the exchange offer dated September 30, 2009 relating to the offer to exchange  units, consisting of shares of Trust-Preferred Securities issued by Capitol Trust XII, a Delaware statutory trust and shares of Capitol’s Series A Noncumulative Convertible Perpetual Preferred Stock for outstanding shares of Capitol Development Bancorp Limited III’s (“CDBL III”) Class A Common Stock that are validly tendered and not properly withdrawn in the exchange offer. All withdrawals of shares of CBDL III’s Class A Common Stock previously tendered in the exchange offer must comply with the procedures described in the Prospectus–Offer to Exchange under “The Exchange Offer—Withdrawal Rights.”  The undersigned has identified in the table below the shares of CDBL III’s Class A Common Stock that it is withdrawing from the exchange offer:

DESCRIPTION OF SHARES TO BE WITHDRAWN
Names and Address(es) of Registered Holder(s) (Please Fill In, if blank, exactly as name(s) appear(s) on Share Certificate(s))	Share Certificate(s) and Share(s) Tendered (Attach additional list if necessary).
	Share Certificate Number(s)	Total Number of Shares Evidenced by Share Certificate(s)	Number of Shares Withdrawn*

Total Shares Withdrawn

You may transmit this Notice of Withdrawal to the exchange agent of the exchange offer, Capitol Bancorp Ltd., by facsimile transmission at (517) 374-2576 and confirm the receipt of such facsimile transmission at (517) 487-6555 or by mail to Capitol Bancorp Ltd., Attn: Shareholder Services, Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan 48933.

This notice of withdrawal must be signed below by the registered holder(s) of the shares of CDBL III’s Class A Common Stock tendered as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):  _________________________________________________________________________________________________________________

Account Number(s):  ________________________________________________________________________________________________________

Signature(s):  ______________________________________________________________________________________________________________

Capacity (full title):  _________________________________________________________________________________________________________

Address (including Zip Code):   ________________________________________________________________________________________________

Area Code and Telephone Number:   ____________________________________________________________________________________________

Tax Identification or Social Security No.:  _________________________________________________________________________________________

Dated:  ________________________, 2009